SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                   FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):  June 28, 1996

                              BetzDearborn Inc.
              (Exact Name of Registrant as Specified in Charter)

                  Pennsylvania                0-2085         23-1503731
          (State or Other Jurisdiction     (Commission     (IRS Employer
           of Incorporation)                File Number)   Identification No.)

               4636 Somerton Road, Trevose, PA              19053
              (Address of Principal Executive Offices)    (Zip Code)

          Registrant's telephone number, including area code: (215) 355-3300

                           Betz Laboratories, Inc.
          (Former Name or Former Address, if Changed Since Last Report)


          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

                    On June 28, 1996, pursuant to the Grace Dear-born Worldwide Purchase and Sale Agreement, dated as of March 11, 1995, by and between W. R. Grace & Co.-Conn. ("Grace"), a Connecticut corporation and wholly-owned subsidiary of W. R. Grace & Co., and Betz Laboratories, Inc., a Pennsylvania corporation (the "Company"), the Company and certain of its subsidiaries acquired (the "Acquisition") certain assets and liabilities comprising the Dearborn water treatment business (the "Dearborn Business") from Grace and certain of Grace's subsidiaries for a purchase price of $632 million, subject to certain adjustments, of which (i) $100 million was paid in the form of a promissory note (maturing on January 2, 1997), that is secured by a letter of credit issued under the Credit Agreement (as defined herein), (ii) $1.6 million was paid in the form of a promissory note (which matured on July 9, 1996) and (iii) the remainder was paid in cash. The purchase price was established through arms-length negotiations between Grace and the Company. The Company intends to combine the Dearborn Business with its current operations and use the assets acquired in the Acquisition, including certain manufacturing facilities, in the operation of the combined business. Immediately following the Acquisition, the Company changed its name from Betz Laboratories, Inc. to BetzDearborn Inc.

                    Prior to the consummation of the Acquisition, the Company, Betz Canada Inc., a wholly-owned subsidiary of the Company ("Betz Canada"), the banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent, entered into a credit agreement, dated as of June 20, 1996 (the "Credit Agreement"), which provides for a five-year unsecured revolving credit facility in an initial amount of $750 million that reduces to $550 million after two years. On June 28, 1996, the Company and Betz Canada borrowed approximately $560 million under the Credit Agreement in order to finance the Acquisition.

                    The loans under the Credit Agreement have a maturity date of July 8, 2001 (subject to partial manda-tory prepayment, if necessary, upon reduction in the maximum amount of the banks' commitments on June 28, 1998 to $550 million). In the event that the banks' commit-ments exceed $550 million, such commitments are subject to mandatory reduction (but not below $550 million) by amounts equal to 75% of the net cash proceeds realized by the Company or its subsidiaries from certain incurrences of long-term debt, certain issuances of equity securities and securitization transactions. Under the terms of the Credit Agreement, the Company is required to meet certain financial tests and comply with certain other covenants of a customary nature.

                    The foregoing description of certain terms and provisions of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agree-ment, a copy of which is filed as Exhibit 10.1 hereto.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                    (a) Financial Statements of Business Acquired. The Company has determined that it is impracticable to provide the financial statements of the Dearborn Business which are required to be reported in this Current Report on Form 8-K. The Company will file the required finan-cial statements under cover of an amendment to this Form 8-K as soon as practicable but in no event later than September 13, 1996.

                    (b)  Pro Forma Financial Information.   The
          Company has determined that it is impracticable to pro-vide the pro forma financial information required to be reported in this Current Report on Form 8-K. The Company will file the required pro forma financial information under cover of an amendment to this Current Report on Form 8-K as soon as practicable but in no event later than September 13, 1996.

                    (c)  Exhibits.

          2.1 Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, by and between Grace and the Company (previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K/A filed by the Company on March 29, 1996 and incorporated herein by reference.)

          10.1 Credit Agreement, dated as of June 20, 1996, by and among the Company, Betz Canada Inc., the banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent.


                                   SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  July 12, 1996

                                        BETZDEARBORN INC.

                                        By: /s/ William R. Cook
                                           Name:   William R. Cook
                                           Title:  Chairman, President and
                                                   Chief Executive Officer


          EXHIBIT INDEX
          EXHIBIT                                                  PAGE NO.

          2.1 Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, by and between Grace and the Compa-ny (previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K/A filed by the Company on March 29, 1996 and incorporated herein by refer-ence.)

          10.1 Credit Agreement, dated as of June 20, 1996, by and among the Company, Betz Can-ada Inc., the banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent.